Exhibit 10.4.4

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                               (C. Fred Ball, Jr.)
                           Amended as of June 14, 2002

           This Employment Agreement ("Agreement") is made, effective as of April 14, 1997 (the "Effective Date") among First National Bank of Park Cities (the "Bank"), BOK Financial Corporation ("BOKF") and C. Fred Ball, Jr., an individual residing in Dallas, Texas (the "Executive").

           The Bank and Executive, in consideration of the promises and covenants set forth herein (the receipt and adequacy of which is hereby acknowledged) and intending to be legally bound hereby, agree as follows:

(1)  Purpose of This Agreement. The purpose of this agreement is as follows:

          (a) The Bank is a national association formed under and pursuant to the laws of the United States of America. The Bank is engaged in the banking business in Dallas, Texas.

          (b) The issued and outstanding capital stock of the Bank and of First Texas Bank ("FTB") is owned by Park Cities Corporation, a Nevada corporation. The issued and outstanding capital stock of Park Cities Corporation is owned by Park Cities Bancshares, Inc., a Texas corporation ("PC Bancshares"). BOKF owns all of the issued and outstanding capital stock of PC Bancshares. Thus, BOKF indirectly owns the Bank and TFB.

          (c) The Executive has been engaged in the banking business for many years.

          (d) The Bank desires to employ Executive and the Executive desires to enter the employment of the Bank.

          (e) The purpose of this Agreement is to set forth the terms and conditions on which the Bank shall employ the Executive from and after the Effective Date.

 (2) Employment. The Bank hereby employs the Executive, and the Executive hereby agrees to work for the Bank, on the following terms and conditions:

          (a) Executive shall serve as President of the Bank and as a member of the Board of Directors of the Bank. The Executive shall report to the Chief Executive Officer of the Bank.

          (b) Executive shall devote his full time, attention and efforts, exclusively on behalf of the Bank.

          (c)  Executive   shall  devote  all  time  and  attention   reasonably
               necessary to the affairs of the Bank and shall serve the Bank diligently, loyally, and to the best of his ability.

          (d) Executive shall serve in such other or additional positions as an officer and/or director of the Bank as the Board of Directors of the Bank may request or of any affiliate of the Bank as the Chief Executive officer of BOKF may request; provided, however, Executive's residence and place of work shall remain in Dallas, Texas.

          (e) In the event, the Bank and FTB are merged, as is the present intention of BOKF, BOKF shall cause the Executive to be elected President and Chief Operating Officer and a director of PC Bancshares.

(3) Compensation. As the sole, full and complete compensation to the Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the Bank or to any affiliate of the Bank, the Bank shall:

          (a)  Pay  to  Executive  the  sum  of  two  hundred  thousand  dollars
               ($200,000) per year payable in installments in arrears, less usual and customary payroll deductions for FICA, federal and state withholding, and the like, at the times and in the manner in effect in accordance with the usual and customary payroll policies generally in effect from time to time at the Bank ("Annual Salary").

          (b) Pay to Executive as a bonus in respect of 1997 not less than $50,000 payable at the time BOKF generally pays 1997 bonuses to its senior management personnel.

          (c) Pay and provide to Executive pension, thrift, medical insurance, disability insurance plan benefits, and other fringe benefits, generally in effect for employees of BOKF and its affiliates. The pension benefits provided to BOKF employees are fully described in the official plan document. Executive shall not be credited with prior service in BOKF's pension plan, but in the event Executive is not vested at the time Executive's employment with the Bank is terminated (for whatever reason other than for cause as provided in paragraph 5), Bank shall pay Executive an amount equal to the pension plan contributions made by the Bank in respect of Executive.

          (d) The Bank may, from time to time in Bank's sole discretion, pay or provide, or agree to pay or, provide Executive a bonus, stock option, or other incentive or performance based compensation and shall provide the compensation set forth in paragraph 3(g) below. All such bonus, stock option or other incentive or performance based compensation, regardless of its nature (hereinafter called "Performance Compensation") shall not constitute Annual Salary.

          (e) The Bank shall reimburse Executive for reasonable and necessary entertainment, travel and other expenses in accordance with BOKF's standard policies in general effect for employees of BOKF affiliates (which does not include reimbursement for country club memberships or dues); provided, however, the Bank shall, at the Bank's cost, provide Executive with the use of a membership in the Park Cities Club.

          (f) The Executive shall be allowed vacation, holidays, and other employee benefits not described above in accordance with the Bank's standard policy in general effect for Bank's employees.

          (g) The Executive shall be awarded, in respect of calendar year 1997, options to acquire 15,000 shares of BOKF Common Stock pursuant to the BOKF 1997 Stock Option Plan.

          (h) Provided the Executive is employed by the Bank at the time BOKF issues Award Letters under the BOKF 1997 Stock Option Plan at the time Award Letters are issued generally by BOKF in respect of calendar year 1998, the Executive shall be awarded, in respect of calendar year 1998, options to acquire not less than 10,000 shares of BOKF Common Stock pursuant to the BOKF 1997 Stock Option Plan.

          (i) Executive hereby agrees to accept the foregoing compensation as the sole, full and complete compensation to Executive for the performance of all duties of Executive under this Agreement and for all services rendered by Executive to the Bank or any affiliate of the Bank.

(4) Term of this Agreement. The term of this Agreement (the "Term") shall commence (the "Commencement") as of the Effective Date and shall continue thereafter until terminated by Bank or Executive as hereafter provided in paragraphs 5 and 6; provided, however, the obligations of BOKF arising under paragraph 3(h) of this Agreement shall survive the expiration of the Term.

(5) Termination of This Agreement. This Agreement may be terminated by the Bank on the following terms and conditions:

          (a) Termination By the Bank Without Cause. This Agreement may be terminated by the Bank without cause at any time as follows:

               (i) The Bank may, at any time, give written notice of termination to Executive. The termination shall be effective on the eleventh (11th) business day following the notice of termination.

               (ii) In the  event the Bank  terminates  this  Agreement  without cause, at anytime, (A) the Bank shall pay to Executive his then effective Annual Salary for the greater of (i) six months or (ii) the number of months equal to twelve (12) less twice the number of full calendar months of employment previously completed hereunder and (B) the Executive shall receive those benefits which are accrued through the effective date of such termination and thereafter payable under the terms and provisions of the benefit plans then in effect in accordance with paragraph 3(c) above.

          (b) Termination by Bank for Cause. The Bank may terminate this Agreement at any time for cause on the following terms and conditions:

               (i) The Bank shall be deemed to have cause to terminate Executive's employment only in one of the following events:

                    (A) The Executive shall willfully fail to substantially perform his obligations under this Agreement (it being understood that any such failure resulting from Executive's incapacity due to physical or mental illness shall not be deemed willful);

                    (B)  Any intentional  act materially  injurious to the Bank;

                    (1)  Any act of moral turpitude;

                    (2)  Any dishonest or fraudulent act; or,

                    (3) Any refusal to obey orders or instructions of the Board of Directors of the Bank.

                    (C) The Bank shall be deemed to have cause to terminate Executive's employment only when a majority of the members of the Board of Directors of the Bank finds that, in the good faith opinion of such majority, the Executive committed any of the acts set forth in clauses (A) through (E) of the preceding subparagraph, such finding to have been made after at least five (5) business days' notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before such majority. The determination of such majority, made as set forth above, shall be binding upon the Bank and the Executive.

               (ii) The effective  date of a termination  for cause shall be the date of the action of the majority of the Board of the Bank finding the termination was with cause. In the event the Bank terminates this Agreement for cause, (A) the Bank shall pay Executive the Executive's then Annual Salary through, but not beyond, the effective date of the termination and
                    (B) the Executive shall receive those Benefits accrued through but not beyond the effective date of such termination which are thereafter payable under the terms and provisions of benefit plans then in effect in accordance with paragraph 3(b) above.

(6) Termination of This Agreement by Executive. The Executive may terminate this agreement on the following terms and conditions:

     (a) By the Executive Following Occurrence of a Termination Event. The Executive may, on the terms and conditions set forth below, terminate this Agreement by written notice to the Bank with twenty-five (25) business days following a Termination Event (as hereafter defined).

          (i)  Each of the  following  events shall  constitute  a  "Termination
               Event":

               1)   George  B.  Kaiser  and  his  family   shall  cease  to  own
                    (considering both direct and indirect ownership) more than fifty percent (50%) of the capital stock of the Bank;

               2) The Executive's Annual Salary is reduced below his Annual Salary as of the Agreement Date;

               3) The Executive is not elected as Chairman of the Board and Chief Executive Officer of the Bank;

               4) There is a change in Executive's duties which change causes Executive's position with the Bank to become of less importance or responsibility than those currently held by Executive; or,

               5)   There is a material breach of this Agreement by Bank.

          ii. In the event the Executive terminates this Agreement by written notice pursuant to this paragraph 6(a) and a Termination Event is determined to have occurred (as provided in the following subparagraph 6(a)(iii), (A), the Bank shall pay to Executive his then effective Annual Salary (determined immediately prior to the Termination Event) for twelve (12) months after the effective date of the termination, and (B) the Executive shall receive those Benefits which are accrued through the date of such termination which are thereafter payable under the terms and provisions of the benefit plans then in effect in accordance with paragraph 3(c) above.

          iii. The determination of a Termination Event shall be made in the same manner and with the same effect as a determination of cause is made as set forth in paragraph 5(b)(ii).

          iv. The effective date of termination in the event the Executive gives notice of termination pursuant to this paragraph 6(a) shall be the twenty-sixth (26th) business day following the notice, whether or not a Termination Event is determined to have occurred in accordance with subparagraph 6(a)(iii).

          v. In the event the Executive terminates this Agreement pursuant to this paragraph 6(a) and a Termination Event is not determined to have occurred, the Bank shall have no obligation to Executive beyond the effective date of the termination; provided, however, that the Executive shall be entitled to receive any benefits, insured or otherwise, that Executive would otherwise be able to receive under any benefit plan of the Bank of which Executive is a beneficiary in accordance with paragraph 3(c).

     b. By the Executive in the Absence of a Termination Event. In the absence of a Termination Event, Executive may terminate this Agreement as follows:

          i. The Executive may at any time give written notice of termination to the Bank. The termination shall be effective on the twenty-sixty (26th) business day following the notice of termination.

          ii. In the absence of a determination of a Termination Event, the Bank shall have no obligation to Executive under this Agreement beyond the effective date of the termination; provided, however, that the Executive shall be entitled to receive any benefits, insured or otherwise, that Executive would otherwise be able to receive under any benefit plan of the Bank of which Executive is a beneficiary in accordance with paragraph 3(c).

(7) Death of Executive. In the event of Executive's death during the term of this Agreement, this Agreement shall terminate at the date of Executive's death and the Bank shall have no obligation to Executive under this Agreement beyond the effective date of the termination; provided, however, the Executive shall be entitled to receive any benefits, insured or otherwise, that Executive would otherwise be able to receive under any benefit plan of the Bank of which Executive is a beneficiary in accordance with paragraph 3(b).

(8) Miscellaneous Provisions. The following miscellaneous provisions shall apply to this Agreement:

     (a) All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally, (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

          If   to the Bank:

                                 BOK Financial Corporation
                                 P.O. Box 2300
                                 Tulsa, OK 74192
                                 Attention: Stanley A. Lybarger
                                 Telecopy No.: (918) 588-6888

                                 and

                                 First National Bank of Park Cities,
                                 National Association
                                 6125 Hillcrest
                                 P.O. Box 8380
                                 Dallas, TX 75205
                                 Attention:  Mr. Tommy E. Turner
                                 Telecopy No.: (214) 521-9072

                                 With a Copy to:

                                 Frederic Dorwart
                                 Old City Hall
                                 124 East Fourth Street
                                 Tulsa, OK 74103-5010
                                 Telecopy No.: (918) 583-8251

          If   to Executive:

                                 C. Fred Ball, Jr. 6203 Waggoner Drive
                                 Dallas, TX 75230

          or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

     (b)  This Agreement is made and executed in Dallas County, Texas

     (c) This Agreement shall be subject to, and interpreted by and in accordance with, the laws (excluding conflict of law provisions) of the State of Texas.

     (d) This Agreement is the entire Agreement of the parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof, except as stated in this Agreement.

     (e) This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto.

     (f) This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Agreement.

     (g) Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon his own knowledge and investigation. Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

     (h) Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

     (i) This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

     (j) In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

     (k) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

     (l) This is not a third party beneficiary contract, except BOKF (including each affiliate thereof) shall be a third party beneficiary of this Agreement. No person or entity other than a party signing this Agreement and those designated as a third party beneficiary herein shall have any rights under this Agreement.

     (m) This Agreement may be amended or modified only in a writing which specifically references this Agreement.

     (n) A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

     (o) In the event any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, or unenforceable to any extent for any reason, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

     Dated and effective the date first set forth above.


                       Bank of Texas, National Association


                       By
                         -------------------------------------------------
                         C. Fred Ball, Jr.


                       BOK Financial Corporation

                       By
                         -------------------------------------------------